Exhibit 10.4

EXECUTION COPY

INTELLECTUAL PROPERTY SECURITY AGREEMENT

INTELLECTUAL PROPERTY SECURITY AGREEMENT (this “Agreement”), dated as of April 13, 2006, by and among (a) Burlington Coat Factory Warehouse Corporation (the “Borrower”), (b) Burlington Coat Factory Holdings, Inc., Burlington Coat Factory Investments Holdings, Inc., and each of the Persons listed on Schedule I hereto (each individually, a “Facility Guarantor” and, collectively, the “Facility Guarantors”) (the Borrower and the Facility Guarantors are hereinafter referred to, individually, as a “Grantor” and, collectively, as the “Grantors”), and (c) Bear Stearns Corporate Lending Inc., as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Secured Parties (as defined in the Security Agreement referred to below), in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

WITNESSETH:

WHEREAS, reference is made to that certain Credit Agreement, dated as of April 13, 2006 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and between, among others, the Grantors, as Loan Parties, the Lenders party thereto from time to time, Bear Stearns Corporate Lending Inc., as Administrative Agent and Collateral Agent for its own benefit and the benefit of the other Secured Parties and Banc of America Securities LLC, as Syndication Agent., pursuant to which the Lenders have agreed to make Term Loans to the Borrower, upon the terms and subject to the conditions specified in the Credit Agreement; and

WHEREAS, reference is also made to that certain Guaranty, dated as of even date herewith (as amended, modified, supplemented or restated and in effect from time to time, the “Guaranty”), executed by the Facility Guarantors in favor of the Administrative Agent and the other Secured Parties, pursuant to which each Facility Guarantor guarantees the payment and performance of the Guaranteed Obligations (as defined in the Guaranty); and

WHEREAS, the obligations of the Lenders to make Term Loans are conditioned upon, among other things, the execution and delivery by the Grantors of (i) that certain Security Agreement, dated as of even date herewith (as amended, modified, supplemented or restated and in effect from time to time, the “Security Agreement”), by and among the Grantors and the Collateral Agent, pursuant to which each Grantor grants to the Collateral Agent (for its own benefit and the benefit of the other Secured Parties) a security interest in and to the Collateral (as defined in the Security Agreement), and (ii) an agreement in the form hereof, pursuant to which each Grantor grants to the Collateral Agent (for its own benefit and the benefit of the other Secured Parties) a security interest in and to the IP Collateral (as defined herein), in order to secure the Secured Obligations (as defined herein).

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantors and the Collateral Agent, on its own behalf and on behalf of the other Secured Parties (and each of their respective successors or assigns), hereby agree as follows:

SECTION 1. GENERAL

(a) Definitions. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement or the Security Agreement (as applicable). In addition, as used herein, the following terms shall have the following meanings:

“Copyrights” shall mean all copyrights and like protections in each work of authorship or derivative work thereof, whether registered or unregistered and whether published or unpublished, including, without limitation, the United States copyright registrations and copyright applications listed on EXHIBIT A annexed hereto and made a part hereof, together with all registrations and recordings thereof and all applications in connection therewith.

“Copyright Licenses” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right under any Copyright, including, without limitation, the agreements listed on EXHIBIT A annexed hereto and made a part hereof.

“Copyright Office” shall mean the United States Copyright Office or any other federal governmental agency which may hereafter perform its functions.

“Intellectual Property” shall mean each of the items specified in Sections 2(a), (b), (c), (d), (e), and (f).

“IP Collateral” shall have the meaning assigned to such term in SECTION 2 hereof.

“Licenses” shall mean, collectively, the Copyright Licenses, Patent Licenses, Trademark Licenses, and any other license providing for the grant by or to any Grantor of any right to use Intellectual Property as such term is defined herein.

“Patents” shall mean all patents and applications for patents, and the inventions and improvements therein disclosed, and any and all divisions, revisions, reissues and continuations, continuations-in-part, extensions, and reexaminations of said patents including, without limitation, the United States patents and patent applications listed on EXHIBIT B annexed hereto and made a part hereof.

“Patent Licenses” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right under any Patent, including, without limitation, the agreements listed on EXHIBIT B annexed hereto and made a part hereof.

“PTO” shall mean the United States Patent and Trademark Office or any other federal governmental agency which may hereafter perform its functions.

“Secured Obligations” shall have the meaning assigned to such term in the Security Agreement.

“Trademarks” shall mean all trademarks, trade names, corporate names, company names, Internet domain names, business names, fictitious business names, trade dress, trade styles, service marks, designs, logos and other source or business identifiers, whether registered or unregistered, including, without limitation, the United States trademark registrations and trademark applications listed on EXHIBIT C annexed hereto and made a part hereof, together with all registrations thereof, all applications in connection therewith, and any goodwill of the business connected with, and symbolized by, any of the foregoing.

“Trademark Licenses” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right under any Trademark, including, without limitation, the agreements listed on EXHIBIT C annexed hereto and made a part hereof.

(b) Rules of Interpretation. The rules of interpretation specified in Sections 1.02 through 1.07 of the Credit Agreement shall be applicable to this Agreement.

SECTION 2. Grant of Security Interest. In furtherance and as confirmation of the Security Interest granted by the Grantors to the Collateral Agent (for its own benefit and the benefit of the other Secured Parties) under the Security Agreement, and as further security for the payment or performance, as the case may be, in full of the Secured Obligations, each of the Grantors hereby ratifies such Security Interest and grants to the Collateral Agent (for its own benefit and the benefit of the other Secured Parties) a continuing security interest, in all of the present and future right, title and interest of such Grantor in, to and under the following property, and each item thereof, whether now owned or existing or hereafter acquired or arising, together with all products, proceeds, substitutions, and accessions of or to any of the following property (collectively, the “IP Collateral”):

(a) All Copyrights.

(b) All Patents.

(c) All Trademarks.

(d) All renewals of any of the foregoing.

(e) All trade secrets, know-how and other proprietary information; works of authorship and other copyrightable works (including copyrights for computer programs), and all tangible and intangible property embodying the foregoing; inventions (whether or not patentable) and all improvements thereto; industrial design applications and registered industrial designs; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases, and other physical manifestations, embodiments or incorporations of any of the foregoing, and all other intellectual property and proprietary rights.

(f) All General Intangibles connected with the use of, or related to, any and all Intellectual Property (including, without limitation, all goodwill of each Grantor and its business, products and services appurtenant to, associated with, or symbolized by, any and all Intellectual Property and the use thereof).

(g) All Licenses and all income, royalties, damages and payments now and hereafter due and/or payable under and with respect to any of the foregoing, including, without limitation, payments under all Licenses entered into in connection therewith and damages and payments for past or future infringements, misappropriations or dilutions thereof.

(h) The right to sue for past, present and future infringements, misappropriations and dilutions of any of the foregoing.

(i) All of the Grantors’ rights corresponding to any of the foregoing throughout the world.

Notwithstanding the foregoing, no Trademark shall be included in the definition of IP Collateral to the extent that the grant of a security interest in such Trademark would result in, permit or provide grounds for the cancellation or invalidation of such Trademark.

SECTION 3. Protection of Intellectual Property By Grantors. Except as set forth below in this SECTION 3, each of the Grantors shall use commercially reasonable efforts to undertake the following with respect to each item of Intellectual Property used or useful to the conduct of the business of such Grantor, in each case as deemed appropriate in such Grantor’s reasonable business judgment:

(a) Pay all renewal fees and other fees and costs associated with maintaining and prosecuting issuances, registrations and applications relating to such Intellectual Property and take all other customary and reasonably necessary steps to maintain each registration of such Intellectual Property.

(b) Take all actions reasonably necessary to prevent any of such Intellectual Property from becoming forfeited, abandoned, dedicated to the public (other than at the expiration of any non-renewable statutory term), or invalidated.

(c) At the Grantors’ sole cost and expense, pursue the prosecution of each application for registration in such Intellectual Property that is the subject of the security interest created herein and not abandon any such application.

(d) At the Grantors’ sole cost and expense take any and all action that the Grantors reasonably deem appropriate under the circumstances to protect such Intellectual Property from infringement, misappropriation or dilution, including, without limitation, the prosecution and defense of infringement actions.

Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, and no Material Adverse Effect would result therefrom, no Grantor shall have any obligation to take any of the actions described in Sections 3(a), (b), (c) and (d) above with respect to any Intellectual Property (i) that relates solely to any of the Grantor’s products or services that have been discontinued, abandoned or terminated, or (ii) that has been replaced with Intellectual Property substantially similar to the Intellectual Property that may be abandoned or otherwise become invalid, so long as the failure to take such actions with respect to such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such replacement Intellectual Property is subject to the security interest created by this Agreement, or (iii) that otherwise is no longer used in or useful to the business of any Grantor.

SECTION 4. Grantors’ Representations and Warranties. In addition to any representations and warranties contained in any other Loan Documents, each Grantor represents and warrants that:

(a) EXHIBIT A is a true, correct and complete list of all United States and Canadian Copyright registrations and applications for the registration of Copyrights owned by such Grantor.

(b) EXHIBIT B is a true, correct and complete list of all United States and Canadian Patents and Patent applications owned by such Grantor.

(c) EXHIBIT C is a true, correct and complete list of all United States and Canadian Trademark registrations and applications owned by such Grantor.

(d) EXHIBIT D is a true, correct and complete list of all Licenses (other than Licenses relating to commercially available, off-the-shelf software) to which such Grantor is a party as of the date hereof.

(e) Except as set forth in EXHIBIT D, none of the Intellectual Property owned by such Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

(f) All IP Collateral is, and shall remain, free and clear of all Liens, encumbrances, or security interests in favor of any Person, other than Permitted Encumbrances and Liens in favor of the Collateral Agent.

(g) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property or Licenses in any respect that could reasonably be expected to have a Material Adverse Effect on the business or the property of such Grantor.

(h) Such Grantor shall give the Collateral Agent prompt written notice (with reasonable detail), but in no event more than thirty (30) days following the occurrence of any of the following:

(i) Such Grantor’s filing applications for registration of, being issued a registration in or receiving an issuance of any Intellectual Property, or otherwise acquiring ownership of any registered Intellectual Property (other than the acquisition by such Grantor of the right to sell products containing the trademarks of others in the ordinary course of such Grantor’s business).

(ii) The filing and acceptance of a statement of use or an amendment to allege use in connection with any of such Grantor’s intent-to-use Trademark applications.

(iii) Such Grantor’s entering into any new Licenses with respect to the Intellectual Property.

(iv) Such Grantor’s knowing that any application or registration relating to any Intellectual Property could reasonably be expected to, other than as provided in SECTION 3 above, become forfeited, abandoned or dedicated to the public (other than at the end of any non-renewable statutory term), or of any adverse determination (including, without limitation, the institution of, or any such determination in, any proceeding in the PTO, the Copyright Office or any court or tribunal) regarding such Grantor’s ownership of, the validity of, or enforceability of any Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

SECTION 5. Agreement Applies to Future Intellectual Property.

(a) The provisions of this Agreement shall automatically apply to any such additional property or rights described in subsections (i), (ii), (iii) and (iv) of SECTION 4(h), above, all of which shall be deemed to be and treated as “Intellectual Property” or “Licenses”, as applicable, within the meaning of this Agreement. Upon the acquisition, execution, registration or application by any Grantor of any additional Intellectual Property or Licenses, Grantor shall promptly, but in no event more than thirty (30) days thereafter, deliver to the Collateral Agent an updated EXHIBIT A, B, C and/or D (as applicable) to this Agreement and hereby authorizes the Collateral Agent to file, at such Grantor’s expense, such updated Exhibit as set forth in SECTION 5(b).

(b) Upon the reasonable written request of the Collateral Agent, each of the Grantors shall execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request, including but not limited to notices of security interests substantially in the form of EXHIBIT E (Notice of Security Interest in Trademarks and Patents) or EXHIBIT F (Notice of Security Interest in Copyrights), as applicable, attached hereto, to evidence the Collateral Agent’s security interest in any Intellectual Property in the United States or Canada (including, without limitation, filings with the PTO, the Copyright Office, the Canadian Intellectual Property Office, or any similar government office, as applicable), and each of the Grantors hereby appoints the Collateral Agent as its attorney-in-fact for the sole purpose of executing and filing all such writings for the foregoing purposes, all such acts of such attorney being hereby ratified and confirmed; provided, however, the Collateral Agent’s taking of such action shall not be a condition to the creation or perfection of the security interest created hereby.

SECTION 6. Grantors’ Rights To Enforce IP Collateral. Prior to the occurrence or after the cure of an Event of Default, the Grantors shall have the exclusive right to sue for past, present and future infringement, misappropriation or dilution of or other conflict with the IP Collateral, including without limitation the right to seek injunctions and/or money damages in an effort by the Grantors to protect the Intellectual Property and Licenses against infringement, misappropriation or dilution by or other conflict with third parties, provided, however, that:

(a) The Grantors first provide the Collateral Agent with written notice of the Grantors’ institution of any legal proceedings for enforcement of any Intellectual Property or Licenses.

(b) Any money damages awarded or received by the Grantors on account of such suit (or the threat of such suit) shall constitute IP Collateral.

(c) Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent, by written notice to the Grantors, may terminate or limit the Grantor’s rights under this SECTION 6.

SECTION 7. Collateral Agent’s Actions To Protect Intellectual Property. In the event of

(a) any Grantor’s failure, within thirty (30) days of written notice from the Collateral Agent, to cure any failure by such Grantor to observe or perform any of such Grantor’s covenants, agreements or other obligations hereunder; and/or

(b) the occurrence and continuance of any Event of Default,

the Collateral Agent, acting in its own name or in that of any Grantor, may (but shall not be required to) act in any Grantor’s place and stead and/or in the Collateral Agent’s own right in connection therewith.

SECTION 8. Rights Upon Default. Upon the occurrence and during the continuance of an Event of Default, in addition to all other rights and remedies hereunder, the Collateral Agent may exercise all rights and remedies of a Secured Party as defined in the UCC, with respect to the Intellectual Property and the Licenses, in addition to which the Collateral Agent may sell, license, assign, transfer, or otherwise dispose of the Intellectual Property or Licenses, subject to those restrictions to which such Grantor is subject under Applicable Law and by contract. Any person may conclusively rely upon an affidavit of a Responsible Officer of the Collateral Agent that an Event of Default has occurred and that the Collateral Agent is authorized to exercise such rights and remedies.

SECTION 9. Collateral Agent As Attorney-In-Fact.

(a) Each of the Grantors hereby irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as and for such Grantor’s true and lawful agent and attorney-in-fact, exercisable upon the occurrence and during the continuance of any Event of Default, and in such capacity the Collateral Agent shall have the right, with power of substitution for each Grantor and in each Grantor’s name or otherwise, for the use and benefit of the Collateral Agent and the other Secured Parties:

(i) To supplement and amend from time to time EXHIBITS A, B and C of this Agreement to include any newly developed, applied for, registered, or acquired Intellectual Property of such Grantor and any intent-to-use Trademark applications for which a statement of use or an amendment to allege use has been filed and accepted by the PTO.

(ii) To exercise any of the rights and powers referenced herein.

(iii) To execute all such instruments, documents, and papers as the Collateral Agent reasonably determines to be appropriate in connection with the exercise of such rights and remedies, subject to those restrictions to which such Grantor is subject under Applicable Law and by contract.

(b) The power of attorney granted herein, being coupled with an interest, shall be irrevocable until this Agreement is terminated in writing by a duly authorized officer of the Collateral Agent.

(c) The Collateral Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by SECTION 9(a), but if the Collateral Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to the Grantors for any act or omission to act, except for any act or omission to act as to which there is a final and nonappealable judgment made by a court of competent jurisdiction, which determination includes a specific finding that the subject act or omission to act has resulted from the gross negligence, bad faith or willful misconduct of the Collateral Agent.

SECTION 10. Collateral Agent’s Rights. Any use by the Collateral Agent of the Intellectual Property, as authorized hereunder in connection with the exercise of the Collateral Agent’s rights and remedies under this Agreement, the Credit Agreement and the Security Agreement shall be coextensive with the Grantor’s rights thereunder and with respect thereto and without any liability for royalties or other related charges.

SECTION 11. Intent. A notice of security interest, in form and substance reasonably satisfactory to the Collateral Agent and substantially in the form of EXHIBIT E and EXHIBIT F, as applicable, attached hereto, will be executed and delivered by the Grantors to the Collateral Agent contemporaneously with the execution and delivery of this Agreement for the purpose of recording the grant of the security interest of the Collateral Agent in the Intellectual Property with the PTO, the Copyright Office, or the Canadian Intellectual Property Office, as applicable. It is intended that the security interest granted pursuant to this Agreement or pursuant to any security agreement used for the purpose of recording with the PTO, the Copyright Office, or the Canadian Intellectual Property Office, as applicable, the grant of the security interest herein is coextensive with, and not in addition to or in limitation of, the Security Interest granted to the Collateral Agent, for its own benefit and the benefit of the other Secured Parties, under the Security Agreement. All provisions of the Security Agreement shall apply to the IP Collateral. The Collateral Agent shall have the same rights, remedies, powers, privileges and discretions with respect to the security interests created in the IP Collateral as in all other Collateral. In the event of a conflict between this Agreement and the Security Agreement, the terms of this Agreement shall control with respect to the IP Collateral and the Security Agreement with respect to all other Collateral.

SECTION 12. Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further documents, financing statements,

agreements and instruments and take all such further actions as the Collateral Agent may from time to time reasonably request in writing to better assure, preserve, protect and perfect in the United States or Canada (as applicable) the security interest in the IP Collateral granted pursuant to this Agreement and the rights and remedies created hereby or the validity or priority of such security interest, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the security interest and the filing of any financing statements or other documents in connection herewith or therewith.

SECTION 13. Termination; Release of IP Collateral. Except for those provisions which expressly survive the termination thereof, this Agreement and the security interest granted herein shall automatically terminate when (i) the principal of and interest on each Term Loan and all fees and other Secured Obligations (other than contingent indemnification obligations as to which no claims have been asserted) shall have been paid in full, at which time the Collateral Agent shall execute and deliver to the Grantors, at the Grantors’ expense, all termination statements, releases and similar documents that the Grantors shall reasonably request to evidence such termination; provided, however, that the Credit Agreement, this Agreement, and the security interest granted herein shall be reinstated if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by any Secured Party upon the bankruptcy or reorganization of any Grantor or any other Loan Party. Any execution and delivery of termination statements, releases or other documents pursuant to this SECTION 13 shall be without recourse to, or warranty by, the Collateral Agent or any other Secured Party.

SECTION 14. Choice of Laws. It is intended that all rights and obligations under this Agreement, including matters of construction, validity, and performance, shall be governed by the laws of the State of New York.

SECTION 15. Notices. All communications, requests and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement.

SECTION 16. Intercreditor Agreement. The Grantors and the Collateral Agent acknowledge that the exercise of certain of the Collateral Agent’s Rights and Remedies hereunder may be subject to, and restricted by, the provisions of the Intercreditor Agreement. Except as specified herein, nothing contained in the Intercreditor Agreement shall be deemed to modify any of the provisions of this Agreement, which, as among the Grantors and the Collateral Agent shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Grantors and the Collateral Agent have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

GRANTORS:	BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

	By:	/s/ Paul Tang
	Name:	Paul Tang
	Title:	Duly Authorized Signatory

BURLINGTON COAT FACTORY HOLDINGS, INC.

	By:	/s/ Paul Tang
	Name:	Paul Tang
	Title:	Duly Authorized Signatory

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC.

	By:	/s/ Paul Tang
	Name:	Paul Tang
	Title:	Duly Authorized Signatory

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO

	By:	/s/ Paul Tang
	Name:	Paul Tang
	Title:	Duly Authorized Signatory

COLLATERAL AGENT:	BEAR STEARNS CORPORATE LENDING INC.

	By:	/s/ Keith C. Barnish
	Name:	Keith C. Barnish
	Title:	Executive Vice President

EXHIBIT A

List of Copyrights

Copyright Registrations and Applications

Title	Serial No.	Registration No.	Registration Date

EXHIBIT B

List of Patents

Patents and Patent Applications

Applicant	Title	Serial No.	Patent No.	Date of Filing

EXHIBIT C

List of Trademarks

Trademark Registrations and Applications

Registered Owner of Trademark or Servicemark	Trademark or Servicemark	Country	Reg./App. Number	Reg./App. Date

EXHIBIT D

List of Licenses

Copyright Licenses

Patent Licenses

Trademark Licenses

EXHIBIT E

Form of Notice of Security Interest in Trademarks and Patents

EXHIBIT F

Form of Notice of Security Interest in Copyrights

Schedule I

Guarantors